EXHIBIT 23.02




                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of Salomon Inc on:

Form S-3 Registration Statement No. 33-40600,
Form S-3 Registration Statement No. 33-41932,
Form S-3 Registration Statement No. 33-48199,
Form S-3 Registration Statement No. 33-49136,
Form S-3 Registration Statement No. 33-57922,
Form S-3 Registration Statement No. 33-51269,
Form S-3 Registration Statement No. 33-54929,
Form S-3 Registration Statement No. 33-56481,
Form S-3 Registration Statement No. 333-01807,
Form S-3 Registration Statement No. 333-02897,
Form S-3 Registration Statement No. 333-11881, and
Form S-8 Registration Statement No. 33-55250;

previously filed with the Securities and Exchange Commission of our report dated January 15, 1997 on our audits of the consolidated financial statements and financial statement schedules of Smith Barney Holdings Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 and which appears in the Form 8-K of Salomon Inc dated September 29, 1997.

                           Coopers & Lybrand L.L.P.


New York, New York
September 29, 1997.